EXHIBIT (M)(1)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $17,575.12
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $14,238.28
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   574.13
- Mortality & Expense Charge****     $   163.81
+ Hypothetical Rate of Return*****     ($200.22)
                                     ----------
=                                    $   17,575 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 42.78
2       $ 42.79
3       $ 42.80
4       $ 42.81
5       $ 42.83
6       $ 42.84
7       $ 42.85
8       $ 42.86
9       $ 42.87
10      $ 42.89
11      $ 42.90

12      $ 42.91
Total   $514.13

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        ($17.08)
2        ($17.01)
3        ($16.94)
4        ($16.87)
5        ($16.79)
6        ($16.72)
7        ($16.65)
8        ($16.58)
9        ($16.50)
10       ($16.43)
11       ($16.36)
12       ($16.29)
Total   ($200.22)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $17,575.12
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   14,449 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $21,132.53
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $16,603.44
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   568.80
- Mortality & Expense Charge****     $   185.15
+ Hypothetical Rate of Return*****   $ 1,008.04
                                     ----------
=                                    $   21,133 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 42.42
2       $ 42.41
3       $ 42.41
4       $ 42.41
5       $ 42.40
6       $ 42.40
7       $ 42.40
8       $ 42.40
9       $ 42.39
10      $ 42.39
11      $ 42.39
12      $ 42.38
Total   $508.80

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $   83.54
2       $   83.62
3       $   83.71
4       $   83.79
5       $   83.87
6       $   83.96
7       $   84.04
8       $   84.13
9       $   84.21
10      $   84.30
11      $   84.39
12      $   84.47
Total   $1,008.04

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $21,132.53
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   18,007 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $25,306.46
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $19,269.73
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   562.68
- Mortality & Expense Charge****     $   209.20
+ Hypothetical Rate of Return*****   $ 2,533.61
                                     ----------
=                                    $   25,306 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 42.01
2       $ 41.99
3       $ 41.97
4       $ 41.95
5       $ 41.92
6       $ 41.90
7       $ 41.88
8       $ 41.86
9       $ 41.83
10      $ 41.81
11      $ 41.79
12      $ 41.77
Total   $502.68

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  204.24
2       $  205.46
3       $  206.69
4       $  207.93
5       $  209.18
6       $  210.44
7       $  211.71
8       $  212.99
9       $  214.28
10      $  215.58
11      $  216.90
12      $  218.22
Total   $2,533.61

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $25,306.46
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   22,180 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $15,917.62
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $12,964.71
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   988.02
- Mortality & Expense Charge****     $   150.33
+ Hypothetical Rate of Return*****     ($183.74)
                                     ----------
=                                    $   15,918 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 74.67
2       $ 74.70
3       $ 74.73

4       $ 74.76
5       $ 74.79
6       $ 74.82
7       $ 74.85
8       $ 74.88
9       $ 74.91
10      $ 74.94
11      $ 74.97
12      $ 75.00
Total   $898.02

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        ($15.87)
2        ($15.77)
3        ($15.67)
4        ($15.57)
5        ($15.46)
6        ($15.36)
7        ($15.26)
8        ($15.16)
9        ($15.06)
10       ($14.95)
11       ($14.85)
12       ($14.75)
Total   ($183.74)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $15,917.62
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   12,792 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $19,231.68
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $15,178.98
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   979.37
- Mortality & Expense Charge****     $   170.34
+ Hypothetical Rate of Return*****   $   927.41
                                     ----------
=                                    $   19,232 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 74.09
2       $ 74.09
3       $ 74.10
4       $ 74.10
5       $ 74.11
6       $ 74.11
7       $ 74.12
8       $ 74.12
9       $ 74.13
10      $ 74.13
11      $ 74.14
12      $ 74.14
Total   $889.37

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        $ 77.69
2        $ 77.62
3        $ 77.54
4        $ 77.47
5        $ 77.40
6        $ 77.32
7        $ 77.25
8        $ 77.17
9        $ 77.10
10       $ 77.02
11       $ 76.95
12       $ 76.87
Total    $927.41

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value   =
Year 5 Policy Value           $19,231.68
- Year 5 Surrender Charge     $ 3,126.00
                              ----------
=                             $   16,106 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Preferred Nonsmoker, Face: $300,000, Premium: $4,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $300,000 or 222% x $23,129.13
                     = $300,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $17,679.84
+ Annual Premium*                    $ 4,500.00
- Premium Expense Charge**           $   225.00
- Monthly Deduction***               $   969.41
- Mortality & Expense Charge****     $   192.93
+ Hypothetical Rate of Return*****   $ 2,336.64
                                     ----------
=                                    $   23,129 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 73.42
2       $ 73.40
3       $ 73.37
4       $ 73.35
5       $ 73.32
6       $ 73.30
7       $ 73.27
8       $ 73.25
9       $ 73.22
10      $ 73.19
11      $ 73.17
12      $ 73.14
Total   $879.41

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  190.12
2       $  190.94
3       $  191.76
4       $  192.58

5       $  193.42
6       $  194.26
7       $  195.10
8       $  195.96
9       $  196.82
10      $  197.69
11      $  198.56
12      $  199.44
Total   $2,336.64

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $23,129.13
- Year 5 Surrender Charge       $ 3,126.00
                                ----------
=                               $   20,003 (rounded to the nearest dollar)